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                                                                      Exhibit 11

                     BED BATH & BEYOND INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                             Three Months Ended                          Six Months Ended
                                                             ------------------                          ----------------
                                                        August 30,           August 25,          August 30,            August 25,
                                                          1997                 1996                 1997                 1996
                                                       -----------          -----------          -----------          -----------

Weighted average number of shares outstanding           68,802,138           68,424,120           68,715,322           68,308,680
Dilutive effect of common equivalent shares
  (stock options) outstanding                            2,315,128            2,015,567            2,199,134            2,155,964
                                                       -----------          -----------          -----------          -----------

Weighted average number of shares and dilutive
  common equivalent shares (stock options)
  outstanding                                           71,117,266           70,439,687           70,914,456           70,464,644
                                                       ===========          ===========          ===========          ===========

Net earnings                                           $19,447,000          $15,105,000          $29,354,000          $22,819,000
                                                       ===========          ===========          ===========          ===========

Net earnings per share                                 $       .27          $       .21          $       .41          $       .32
                                                       ===========          ===========          ===========          ===========

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